EXHIBIT 99.1
EZCORP ANNOUNCES FISCAL 2008 THIRD QUARTER RESULTS
AUSTIN, Texas (July 24, 2008) — EZCORP, Inc. (Nasdaq: EZPW) announced today results for its fiscal third quarter and nine-month period, which ended June 30, 2008.
EZCORP’s net income for the quarter ended June 30, 2008 increased 60% to $10,827,000 ($0.25 per share) compared to $6,762,000 ($0.16 per share) for the quarter ended June 30, 2007. Total revenues for the quarter increased 24% over the prior year period to $108,070,000 with pawn service charges up 34%, total sales (merchandise and jewelry scrapping) up 26%, and signature loan revenues (payday loan and credit service fees) up 16%.
In EZCORP’s U.S. EZPAWN operations, store level operating income improved 47% to $19,474,000; and in its EZMONEY operations, store level operating income improved 36% to $9,067,000. EZCORP’s 30 store Empeño Fácil operation contributed $931,000 compared to a slight loss in the prior year period. After administrative expense and depreciation and amortization, consolidated operating income for the quarter improved 78% to $16,584,000 (22% of net revenue) compared to $9,307,000 (15% of net revenue) for the prior year quarter.
EZCORP’s net income for the nine-month period ended June 30, 2008 increased 36% to $36,398,000 ($0.84 per share) compared to $26,719,000 ($0.62 per share) for the prior year nine-month period. Operating income for the nine-months improved 43% to $55,669,000 (24% of net revenues) compared to $38,810,000 (21% of net revenues) for the prior year nine-month period.
Commenting on these results, President and Chief Executive Officer, Joe Rotunda, stated, “Overall, our third quarter was a great quarter for EZCORP and was our twenty-fourth consecutive quarter of year-over-year earnings growth. Particularly gratifying is that these results are after a two cents per share impact from two non-recurring charges. Once again our results were generated by solid contributions from each of our business segments – EZPAWN and EZMONEY in the U.S. and Empeño Fácil in Mexico.”
Rotunda continued, “I think it’s noteworthy to point out how we believe our business was impacted, both favorably and unfavorably, by the economic stimulus checks, which began distribution in May. During May and June, we realized a slightly lower than expected seasonal demand for loans; however, we saw a favorable impact on retail sales and loan redemptions in our EZPAWN locations and lower levels of bad debt in our EZMONEY locations. While difficult to quantify, we do believe these checks had a net favorable impact on our results in the quarter.”

Rotunda concluded, “As announced on July 8th, we expect earning per share for our September quarter to be approximately $0.35 per share compared to $0.26 in the prior year period. Included in this guidance is an approximate one cent benefit from our pending Value Financial Services acquisition. This will give us earnings per share of approximately $1.19 for our fiscal 2008 compared to $0.88 for our fiscal 2007. For the fiscal year, we expect to open 70 EZMONEY locations, including 47 opened through June, and twelve Empeño Fácil locations, including six opened through June.”
EZCORP is primarily a lender or provider of credit services to individuals who do not have cash resources or access to credit to meet their short-term cash needs. In 294 U.S. EZPAWN and 30 Mexico Empeño Fácil locations open on June 30, 2008, the Company offers non-recourse loans collateralized by tangible personal property, commonly known as pawn loans. At these locations, the Company also sells merchandise, primarily collateral forfeited from its pawn lending operations, to consumers looking for good value. In 461 EZMONEY locations and 71 EZPAWN locations open on June 30, 2008, the Company offers short-term non-collateralized loans, often referred to as payday loans, or fee based credit services to customers seeking loans.
This announcement contains certain forward-looking statements regarding the Company’s expected performance for future periods including, but not limited to, new store expansion, anticipated benefits of acquisitions and expected future earnings. Actual results for these periods may materially differ from these statements. Such forward-looking statements involve risks and uncertainties such as changing market conditions in the overall economy and the industry, consumer demand for the Company’s services and merchandise, changes in the regulatory environment, and other factors periodically discussed in the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission.
You are invited to listen to a conference call discussing these results on July 24, 2008 at 3:30pm Central Time. The conference call can be accessed over the Internet or replayed at your convenience at the following address.
http://www.videonewswire.com/event.asp?id=49784
For additional information, contact Dan Tonissen at (512) 314-2289.

EZCORP, Inc.
Highlights of Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,
	2008	2007
Revenues:
Merchandise sales	$35,728	$30,607
Jewelry scrapping sales	17,907	12,069
Pawn service charges	22,691	16,978
Signature loan fees	31,223	27,024
Other	521	315

Total revenues	108,070	86,993
Cost of goods sold:
Cost of merchandise sales	20,706	17,745
Cost of jewelry scrapping sales	10,754	7,676

Total cost of goods sold	31,460	25,421

Net revenues	76,610	61,572

Operations expense	38,593	31,595
Signature loan bad debt	8,545	10,142
Administrative expense	9,807	8,033
Depreciation and amortization	3,081	2,495

Operating income	16,584	9,307

Interest income	(165)	(618)
Interest expense	72	67
Equity in net income of unconsolidated affiliate	(997)	(720)
(Gain) / loss on sale/disposal of assets	284	(155)
Other	11	—

Income before income taxes	17,379	10,733
Income tax expense	6,552	3,971

Net income	$10,827	$6,762

Net income per share, diluted	$0.25	$0.16

Weighted average shares, diluted	43,325	43,482

EZCORP, Inc.
Highlights of Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Nine Months Ended June 30,
	2008	2007
Revenues:
Merchandise sales	$120,902	$107,993
Jewelry scrapping sales	49,570	33,695
Pawn service charges	67,384	51,496
Signature loan fees	94,917	74,132
Other	1,228	1,007

Total revenues	334,001	268,323
Cost of goods sold:
Cost of merchandise sales	72,122	63,903
Cost of jewelry scrapping sales	29,610	21,715

Total cost of goods sold	101,732	85,618

Net revenues	232,269	182,705

Operations expense	113,185	94,087
Signature loan bad debt	24,847	19,086
Administrative expense	29,541	23,528
Depreciation and amortization	9,027	7,194

Operating income	55,669	38,810

Interest income	(359)	(1,499)
Interest expense	228	214
Equity in net income of unconsolidated affiliate	(3,162)	(2,185)
(Gain) / loss on sale/disposal of assets	527	(131)
Other	11	—

Income before income taxes	58,424	42,411
Income tax expense	22,026	15,692

Net income	$36,398	$26,719

Net income per share, diluted	$0.84	$0.62

Weighted average shares, diluted	43,269	43,393

EZCORP, Inc.
Highlights of Consolidated Balance Sheets (Unaudited)
(in thousands, except per share data and store counts)

	As of June 30,
	2008	2007
Assets:
Current assets:
Cash and cash equivalents	$29,812	$31,686
Pawn loans	68,022	58,053
Payday loans, net	6,598	4,514
Pawn service charges receivable, net	10,061	8,150
Signature loan fees receivable, net	5,086	5,439
Inventory, net	39,444	33,641
Deferred tax asset	9,007	7,344
Federal income taxes receivable	454	—
Prepaid expenses and other assets	5,622	5,197

Total current assets	174,106	154,024

Investment in unconsolidated affiliate	37,248	21,250
Property and equipment, net	38,661	31,895
Deferred tax asset, non-current	5,620	4,536
Goodwill	24,779	16,211
Other assets, net	5,585	3,448

Total assets	$285,999	$231,364

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable and other accrued expenses	$24,120	$21,658
Customer layaway deposits	2,254	1,888
Federal income taxes payable	—	1,255

Total current liabilities	26,374	24,801

Deferred gains and other long-term liabilities	2,909	2,977
Total stockholders’ equity	256,716	203,586

Total liabilities and stockholders’ equity	$285,999	$231,364

Pawn loan balance per ending pawn store	$210	$195
Inventory per ending pawn store	$122	$113
Book value per share	$6.19	$4.93
Tangible book value per share	$5.50	$4.47
EZPAWN store count — end of period	324	298
EZMoney signature loan store count — end of period	461	390
Shares outstanding — end of period	41,441	41,300

EZCORP, Inc.
Operating Segment Results (Unaudited)
(in thousands, except store counts)

	EZPAWN	EZPAWN
	United States	Mexico	EZMONEY
	Operations	Operations	Operations	Consolidated
Three months ended June 30, 2008:
Revenues:
Sales	$51,799	$1,836	$—	$53,635
Pawn service charges	21,378	1,313	—	22,691
Signature loan fees	650	—	30,573	31,223
Other	521	—	—	521

Total revenues	74,348	3,149	30,573	108,070

Cost of goods sold	30,301	1,159	—	31,460

Net revenues	44,047	1,990	30,573	76,610

Operating expenses:
Operations expense	24,371	1,059	13,163	38,593
Signature loan bad debt	202	—	8,343	8,545

Total direct expenses	24,573	1,059	21,506	47,138

Store operating income	$19,474	$931	$9,067	$29,472

EZPAWN store count — end of period	294	30	—	324
EZMoney signature loan store count — end of period	6	—	455	461

Three months ended June 30, 2007:
Revenues:
Sales	$42,623	$53	$—	$42,676
Pawn service charges	16,955	23	—	16,978
Signature loan fees	782	—	26,242	27,024
Other	315	—	—	315

Total revenues	60,675	76	26,242	86,993

Cost of goods sold	25,395	26	—	25,421

Net revenues	35,280	50	26,242	61,572

Operating expenses:
Operations expense	21,481	117	9,997	31,595
Signature loan bad debt	559	—	9,583	10,142

Total direct expenses	22,040	117	19,580	41,737

Store operating income	$13,240	$(67)	$6,662	$19,835

EZPAWN store count — end of period	295	3	—	298
EZMoney signature loan store count — end of period	6	—	384	390

EZCORP, Inc.
Operating Segment Results (Unaudited)
(in thousands, except store counts)

	EZPAWN	EZPAWN
	United States	Mexico	EZMONEY
	Operations	Operations	Operations	Consolidated
Nine months ended June 30, 2008:
Revenues:
Sales	$165,749	$4,723	$—	$170,472
Pawn service charges	64,089	3,295	—	67,384
Signature loan fees	2,131	—	92,786	94,917
Other	1,224	4	—	1,228

Total revenues	233,193	8,022	92,786	334,001

Cost of goods sold	98,853	2,879	—	101,732

Net revenues	134,340	5,143	92,786	232,269

Operating expenses:
Operations expense	71,399	2,781	39,005	113,185
Signature loan bad debt	741	—	24,106	24,847

Total direct expenses	72,140	2,781	63,111	138,032

Store operating income	$62,200	$2,362	$29,675	$94,237

EZPAWN store count — end of period	294	30	—	324
EZMoney signature loan store count — end of period	6	—	455	461

Nine months ended June 30, 2007:
Revenues:
Sales	$141,621	$67	$—	$141,688
Pawn service charges	51,464	32	—	51,496
Signature loan fees	2,486	—	71,646	74,132
Other	1,006	1	—	1,007

Total revenues	196,577	100	71,646	268,323

Cost of goods sold	85,583	35	—	85,618

Net revenues	110,994	65	71,646	182,705

Operating expenses:
Operations expense	64,641	243	29,203	94,087
Signature loan bad debt	1,043	—	18,043	19,086

Total direct expenses	65,684	243	47,246	113,173

Store operating income	$45,310	$(178)	$24,400	$69,532

EZPAWN store count — end of period	295	3	—	298
EZMoney signature loan store count — end of period	6	—	384	390